UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2010, State Street Corporation held its Annual Meeting of Shareholders for the following purposes:

•	to elect fourteen directors;

•	to approve a non-binding advisory proposal on executive compensation;

•	to ratify the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2010;

•	to vote on a shareholder proposal relating to the separation of the roles of Chairman and Chief Executive Officer; and

•	to vote on a shareholder proposal relating to a review of pay disparity.

The shareholders voted to elect the fourteen director nominees, to approve the non-binding advisory proposal on executive compensation and to ratify the selection of the independent registered public accounting firm. The shareholders voted against approval of the shareholder proposals relating to the roles of the Chairman and Chief Executive Officer and a review of pay disparity.

The number of votes cast for or against and the number of abstentions and broker non-votes, as applicable, in connection with each matter presented for shareholder consideration at the meeting, are set forth below:

Election of Directors

	For	Against	Abstain	Broker Non-Votes

Kennett F. Burnes	396,042,263	3,044,721	588,916	31,013,473

Peter Coym	396,101,337	2,974,737	599,826	31,013,473

Patrick de Saint-Aignan	396,203,119	2,887,464	585,317	31,013,473

Amelia C. Fawcett	378,083,823	21,007,271	584,806	31,013,473

David P. Gruber	392,224,531	6,760,205	691,164	31,013,473

Linda A. Hill	376,926,658	22,045,701	703,541	31,013,473

Joseph L. Hooley	394,927,115	4,182,634	566,151	31,013,473

Robert S. Kaplan	377,185,359	21,894,543	595,998	31,013,473

Charles R. LaMantia	392,663,379	6,438,919	573,602	31,013,473

Ronald E. Logue	392,071,188	7,040,470	564,242	31,013,473

Richard P. Sergel	354,342,897	44,776,790	556,213	31,013,473

Ronald L. Skates	395,248,086	3,779,202	648,612	31,013,473

Gregory L. Summe	396,183,792	2,868,532	623,576	31,013,473

Robert E. Weissman	374,607,548	24,517,694	550,658	31,013,473

Other Matters

	For	Against	Abstain	Broker Non-Votes

Non-binding advisory proposal on executive compensation	364,861,590	62,473,156	3,370,343	*

Selection of the independent registered public accounting firm	422,894,159	7,201,386	609,544	*

Shareholder proposal relating to the roles of Chairman and Chief Executive Officer	66,049,554	331,278,723	2,347,623	31,013,473

Shareholder proposal relating to pay disparity	23,357,638	366,230,409	10,087,853	31,013,473

*	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/S/ DAVID C. PHELAN
Name:	David C. Phelan
Title:	Executive Vice President and General Counsel

Date: May 24, 2010

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